EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a):  Material amendments to the registrant’s charter or by-laws.

INVESTED PORTFOLIOS

Supplement dated September 30, 2016 to the

InvestEd Portfolios Prospectus

dated April 29, 2016

The following information supplements and supersedes any contrary information in the prospectus:

Name Change

Effective immediately, the name of Ivy Funds InvestEd 529 Plan is changed to Ivy InvestEd 529 Plan.

Other Changes

Effective October 1, 2016, the following replaces the “Portfolio Manager(s)” section for each Portfolio on pages 6, 11 and 16:

Portfolio Managers

F. Chace Brundige, Senior Vice President of IICO, and Cynthia P. Prince-Fox, Senior Vice President of IICO, have managed the Portfolio since June 2016, and Aaron Young, Vice President of IICO, has managed the Portfolio since October 2016.

Effective October 1, 2016, the following replaces the first paragraph of the “Management of the Portfolios — Portfolio Management” section on page 48:

F. Chace Brundige, Cynthia Prince-Fox and Aaron Young are primarily responsible for the day-to-day portfolio management of the Portfolios. Mr. Brundige and Ms. Prince-Fox have managed the Portfolios since June 2016, and Mr. Young has managed the Portfolios since October 2016.

Effective October 1, 2016, the following is inserted as a new paragraph following the second paragraph of the “Management of the Portfolios — Portfolio Management” section on page 49:

Mr. Young is Vice President of IICO and WRIMCO and Vice President of the Trust. He joined IICO in 2005 as a fixed-income analyst with an emphasis in credit research and derivative securities. Mr. Young joined the Asset Strategy team as an investment analyst in 2007. He has served as an assistant portfolio manager of investment companies managed by IICO and WRIMCO since 2012. Mr. Young earned a BA in Philosophy from the University of Missouri and holds an MBA with an emphasis in Finance and Strategy from the Olin School of Business at Washington University.

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INVESTED PORTFOLIOS

Supplement dated September 30, 2016 to the

InvestEd Portfolios Statement of Additional Information

dated April 29, 2016

Name Change

Effective immediately, the name of Ivy Funds InvestEd 529 Plan is changed to Ivy InvestEd 529 Plan.

Other Changes

Effective August 1, 2016, Henry J. Herrmann retired as CEO of Waddell & Reed Financial, Inc. (WDR); and as President, CEO and Chairman of Waddell & Reed Investment Management Company (WRIMCO) and Ivy Investment Management Company (IICO); and was replaced in all such offices by Philip J. Sanders. Mr. Herrmann also resigned as a Director of IICO, WRIMCO, Waddell & Reed Services Company (WISC), W&R Capital Management Group, Inc., Ivy Distributors, Inc. and Waddell & Reed, Inc. and as President of each of the funds in the Fund Complex, and no longer serves as a member of management’s Valuation Committee. Information regarding Mr. Sanders is included below.

Effective October 1, 2016, Aaron Young joins F. Chace Brundige and Cynthia P. Prince-Fox as a co-portfolio manager for the Portfolios. Information regarding Mr. Brundige and Ms. Prince Fox as of August 31, 2016, is shown below. As of August 31, 2016, Mr. Young did not manage any accounts, but did own shares in the Fund Complex. Information regarding Mr. Young’s ownership of securities as of August 31, 2016, also is included below.

Effective immediately, the following is inserted as a new row in the “Management of the Trust — Trustees and Officers — Officers” table on page 52:

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE TRUST AND ADVISORS FUND COMPLEX	OFFICER OF TRUST SINCE	OFFICER OF FUND COMPLEX SINCE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
Philip J. Sanders 6300 Lamar Avenue Overland Park, KS 66202 1959	President	2016	2016	CEO of WDR (August 2016 to present); President, CEO and Chairman of IICO and WRIMCO (August 2016 to present); President of each of the funds in the Fund Complex (August 2016 to present); CIO of WDR (February 2011 to present); CIO of IICO and WRIMCO (August 2010 to present)

*	Mr. Sanders was Vice President of the Advisors Fund Complex from 1998 until his appointment as President in August 2016.

Effective October 1, 2016, the following replaces the table in the “Portfolio Managers” section on page 64:

The following tables provide information relating to the portfolio managers of the Portfolios as of August 31, 2016:

F. Chace Brundige*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	16	3	1
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$13,800.3	$55.0	$186.0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Mr. Brundige assumed co-investment management responsibilities for the Portfolios effective June 30, 2016.

Cynthia P. Prince-Fox*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	16	3	1
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)	$13,800.3	$55.0	$186.0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Ms. Prince-Fox assumed co-investment management responsibilities for the Portfolios effective June 30, 2016.

Effective October 1, 2016, the following replaces the table and related disclosure in the “Portfolio Managers – Ownership of Securities” section on page 65:

As of August 31, 2016, the dollar range of shares of the Portfolios beneficially owned by the portfolio managers listed below is:

Manager	Dollar Range of Shares Owned* in Growth Portfolio	Dollar Range of Shares Owned* in Balanced Portfolio	Dollar Range of Shares Owned* in Conservative Portfolio	Dollar Range of Shares Owned in the Fund Complex
F. Chace Brundige[1]	$0	$0	$0	$100,001 to $500,000
Cynthia P. Prince-Fox[1]	$0	$0	$0	over $1,000,000
Aaron Young[2]	$0	$0	$0	$100,001 to $500,000

*	The Portfolio’s shares are available for purchase only through Ivy InvestEd Plan accounts established under the Arizona Family College Savings Program.
[1]	Mr. Brundige and Ms. Prince-Fox assumed co-investment management responsibilities for the Portfolios effective June 30, 2016.
[2]	Mr. Young assumed co-investment management responsibilities for the Portfolios effective October 1, 2016.

With limited exceptions, a portion of the portfolio manager’s compensation is held in a deferred account, and deemed to be invested in funds within the Fund Complex. As of August 31, 2016, the dollar range of shares deemed owned by the portfolio managers listed below is:

Manager	Dollar Range of Portfolio Shares Deemed Owned	Dollar Range of Shares Deemed Owned in the Fund Complex
F. Chace Brundige	$0	$500,001 to $1,000,000
Cynthia P. Prince-Fox	$0	$500,001 to $1,000,000

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INVESTED PORTFOLIOS

Supplement dated October 14, 2016 to the

InvestEd Portfolios Prospectus

dated April 29, 2016

as supplemented September 30, 2016

The following information supplements and supersedes any contrary information in the prospectus:

Effective immediately, all references to Waddell & Reed Advisors Cash Management in the prospectus are changed to Ivy Government Money Market Fund, except as noted below.

The following replaces the “Management Fee — Management Fee — Underlying Funds — Waddell & Reed Advisors Cash Management” section on page 47:

Ivy Government Money Market Fund: 0.35% of net assets up to $1 billion; and 0.30% of net assets over $1 billion. This fee is paid to IICO.

The row beginning “Waddell & Reed Advisors Cash Management” is deleted from the “Management of the Portfolios — Management Fee” table on page 47.

The following is inserted as a new row at the end of the “Management of the Portfolios — Management Fee” table on page 48:

Underlying Fund	Fiscal Year End	Net Management Fees Paid
Ivy Government Money Market Fund	March 31, 2016	0.19%*

*

In light of current market conditions, IICO has voluntarily agreed to waive and/or reimburse sufficient expenses of any class of Ivy Government Money Market Fund to the extent necessary to maintain a yield of not less than zero. There is no guarantee that any class of Ivy Government Money Market Fund will maintain such a yield. IICO may amend or terminate this voluntary waiver and/or reimbursement at any time without prior notice to shareholders.

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INVESTED PORTFOLIOS

Supplement dated October 14, 2016 to the

InvestEd Portfolios Statement of Additional Information

dated April 29, 2016

as supplemented September 30, 2016

The following information supplements and supersedes any contrary information in the statement of additional information.

The following is inserted as a new paragraph at the end of the “Investment Advisory and Other Services — Payments for Management, Accounting, Administrative and Shareholder Services — Management Fees — Ivy Limited-Term Bond Fund” section on page 58:

Ivy Government Money Market Fund: 0.35% of net assets up to $1 billion; and 0.30% of net assets over $1 billion.

The following is inserted as a new row at the end of the “Management of the Portfolios—Management Fees” table at the top of page 59:

Underlying Fund	Fiscal Year End	Net Management Fees Paid
Ivy Government Money Market Fund	March 31, 2016	0.19%*

*

In light of current market conditions, IICO has voluntarily agreed to waive and/or reimburse sufficient expenses of any class of Ivy Government Money Market Fund to the extent necessary to maintain a yield of not less than zero. There is no guarantee that any class of Ivy Government Money Market Fund will maintain such a yield. IICO may amend or terminate this voluntary waiver and/or reimbursement at any time without prior notice to shareholders.

The following is inserted as a new row at the end of the “Management of the Portfolios – Management Fee” table at the bottom of page 59:

The management fees paid to IICO during the past three fiscal years for Ivy Government Money Market Fund were as follows:

	March 31, 2016		March 31, 2015		March 31, 2014

	Including Waiver	Excluding Waiver	Including Waiver	Excluding Waiver	Including Waiver	Excluding Waiver

Government Money Market Fund	$349,414	$684,051	$83,802	$690,008	$171,427	$808,235

The following replaces the second full paragraph of the “Portfolio Holdings Disclosure” section on page 78:

Information concerning Ivy Government Money Market Fund’s portfolio holdings is posted at www.ivyinvestments.com, 5 business days after the end of each month and remains posted on the website for at least 6 months thereafter. In addition, information concerning Ivy Government Money Market Fund’s portfolio holdings is filed on a monthly basis with the SEC on Form N-MFP.